Exhibit 10.85

EXECUTION VERSION

TERMINATION AGREEMENT FOR

SOLAR WAFER SUPPLY AGREEMENT

This Termination Agreement for Solar Wafer Supply Agreement (this “Termination Agreement”) is entered into as of June 30, 2011, by and between MEMC SINGAPORE PTE. LTD., a Singapore corporation (“MEMC Singapore”) and wholly-owned subsidiary of MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation with its principal place of business at 501 Pearl Drive (City of O’Fallon), St. Peters, Missouri 63376, United States of America (“MEMC”), and SUNTECH POWER HOLDINGS CO., LTD., a Cayman Islands company with its principal place of business at 9 Xin Hua Road, 6th Floor, New District, Wuxi, Jiangsu Province 214028, People’s Republic of China (“Suntech”). MEMC Singapore and Suntech together shall be referred to as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, on July 25, 2006, MEMC and Suntech entered into that certain Solar Wafer Supply Agreement, pursuant to which MEMC agreed to supply and Suntech agreed to purchase certain quantities of solar wafers, pursuant to the terms of such agreement; and

WHEREAS, on October 6, 2006, pursuant to Section 7.6 of the Solar Wafer Supply Agreement, MEMC assigned such agreement to its wholly-owned subsidiary, MEMC Singapore; and

WHEREAS, on February 5, 2009, MEMC Singapore and Suntech entered into that certain Amendment Number 1 to Solar Wafer Supply Agreement (the “First Amendment”), pursuant to which MEMC Singapore and Suntech agreed to certain changes to the July 25, 2006 Solar Wafer Supply Agreement related to 2009 price and volume; and

WHEREAS, on July 23, 2009, MEMC Singapore and Suntech entered into that certain Amendment Number 2 to Solar Wafer Supply Agreement (the “Second Amendment”), pursuant to which MEMC Singapore and Suntech agreed to certain further changes to the July 25, 2006 Solar Wafer Supply Agreement related to 2009 price and volume; and

WHEREAS, the Parties hereto now wish to mutually terminate the July 25, 2006 Solar Wafer Supply Agreement, as amended by the First Amendment and the Second Amendment, as provided for herein by this Termination Agreement, as of the Effective Date (as defined below) of this Termination Agreement:

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, MEMC Singapore and Suntech agree as follows:

EXECUTION VERSION

ARTICLE I

TERMINATION OF AGREEMENT

1.1 Defined Terms. Capitalized terms used in this Termination Agreement and not otherwise defined herein shall have the meanings set forth in the Agreement, as such terms may have been amended by the First Amendment or the Second Amendment.

(a) “Agreement” shall mean the Solar Wafer Supply Agreement dating from July 25, 2006, as amended by the First Amendment on February 5, 2009, including all Attachments and Exhibits thereto, and as amended by the Second Amendment on July 23, 2009, including all Attachments and Exhibits thereto.

(b) “Effective Date” shall mean June 30, 2011.

(c) “Termination Agreement” shall mean this Termination Agreement, including all Attachments and Exhibits hereto.

1.2 Termination of Agreement. The Parties hereby agree as follows for the termination of the Agreement:

(a) Suntech shall pay MEMC Singapore the total sum of One Hundred Twenty Million Dollars ($120,000,000), to be comprised as follows:

(i) By execution of this Termination Agreement, Suntech immediately relinquishes, surrenders, abandons, renounces, forfeits and foregoes any and all rights it may have related to the potential return of the Fifty Three Million Dollars ($53,000,000) Loan/Security Deposit currently held by MEMC Singapore, and MEMC Singapore may immediately retain the entire Loan/Security Deposit amount, with no need for further action on either Party’s part; and

(ii) Concurrently with the execution of this Termination Agreement, Suntech shall provide to MEMC Singapore an irrevocable letter of credit, drawn on the New York, New York branch of the Bank of China (the “LC Bank”) in the total amount of Sixty Seven Million Dollars ($67,000,000), with the following drawing schedule (such irrevocable letter of credit is hereafter referred to as the “Termination Letter of Credit”):

(A) Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) on July 1, 2011;

(B) Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) on October 1, 2011;

(C) Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) on January 1, 2012; and

EXECUTION VERSION

(D) Sixteen Million Seven Hundred Fifty Thousand Dollars ($16,750,000) on April 1, 2012.

The Termination Letter of Credit shall have only one drawing condition – the passage of time to each of the four separate drawing dates above. To draw on the Termination Letter of Credit, MEMC Singapore will only need to present the Termination Letter of Credit at the LC Bank, and MEMC Singapore shall not need any further documentation or authorization from Suntech to draw upon and receive the specified funds on each of the four separate drawing dates.

(b) In exchange for the execution of this Termination Agreement, the agreement for the payment of the total sum described in Section 1.2(a) above and the mutual releases in Sections 1.2(c) and 1.2(d) below, the Agreement shall be terminated as of the date hereof and Suntech shall be relieved of and excused from all further price and volume purchase obligations under the Agreement, and MEMC Singapore is excused from all further delivery and/or return of Loan/Security Deposit obligations.

(c) Except for obligations expressly created hereunder in accordance with the limited terms and conditions set forth above, MEMC Singapore hereby releases and discharges Suntech, and Suntech hereby releases and discharges MEMC Singapore, and each of their affiliated companies, and each of their present and past officers, directors, employees, agents, attorneys, representatives, hires, successors and guarantors (“Released Parties”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, whether known or unknown, up to and including the date of this Termination Agreement, which MEMC Singapore or Suntech may hold in connection with their respective rights and obligations under the Agreement.

(d) Except for obligations expressly created hereunder in accordance with the limited terms and conditions set forth above, Suntech hereby releases and discharges MEMC Singapore, and MEMC Singapore hereby releases and discharges Suntech, and each of their affiliated companies, and each of their present and past officers, directors, employees, agents, attorneys, representatives, hires, successors and guarantors (“Released Parties”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action of every nature, whether known or unknown, up to and including the date of this Termination Agreement, which Suntech or MEMC Singapore may hold in connection with their respective rights and obligations under the Agreement.

ARTICLE II

MISCELLANEOUS

2.1 Amendment. This Termination Agreement may be amended, modified or supplemented only in writing signed by MEMC Singapore and Suntech.

2.2 Expenses. Each Party hereto shall bear its own fees and expenses with respect to the transactions contemplated hereby.

EXECUTION VERSION

2.3 Notices. Any notice, request, instruction or other document to be given or delivered hereunder by a Party hereto shall be in writing and shall be deemed to have been delivered, (a) when received if given in Person or by courier or a courier service, or (b) on the date of transmission if sent by facsimile transmission (receipt confirmed) on a Business Day during the normal business hours of the intended recipient, and if not so sent on such a day and at such a time, on the following Business Day:

If to MEMC, addressed as follows:

MEMC Singapore Pte. Ltd.

c/o MEMC Electronic Materials, Inc.

501 Pearl Drive (City of O’Fallon)

P.O. Box 8

St. Peters, MO 63376

Attention: EVP, Solar Materials

Tele: 636-474-5000

Fax: 636-474-5162

cc: MEMC General Counsel

If to Suntech, addressed as follows:

Suntech Power Holdings Co., Ltd.

17-6 Changjiang South Road

New District, Wuxi

Jiangsu Province 214028

People’s Republic of China

Attention: Chief Executive Officer

Tele: 86 -510-8534 2206

Fax: 86-510-8534 3409

cc: General Counsel

Fax: 415-882-9923

or to such other individual or address as a Party hereto may designate for itself by notice given as herein provided.

2.4 Waivers. The failure of a Party hereto at any time or times to require strict performance of any provision hereof or claim damages with respect thereto shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Termination Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

EXECUTION VERSION

2.5 Assignment. This Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that, except with the written consent of the other Party, no assignment of this Termination Agreement or any rights or obligations hereunder, by operation of Law or otherwise, may be made by either Party.

2.6 Captions. Captions of Sections or Articles of this Termination Agreement are included for reference only, shall not be construed as part of this Termination Agreement and shall not be used to define, limit, extend or interpret the terms of this Termination Agreement.

2.7 Severability. If any provision of this Termination Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

2.8 Entire Understanding. This Termination Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings, both written and oral, among the Parties relating to the subject matter hereof.

2.9 Language. Each of MEMC Singapore and Suntech agree that the language used in this Termination Agreement is the language chosen by the Parties to express their mutual intent, and that no rule of strict construction is to be applied against MEMC Singapore or Suntech. Each of MEMC Singapore and Suntech and their respective counsel have reviewed and negotiated the terms of this Termination Agreement.

2.10 Applicable Law. This Termination Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

2.11 Jurisdiction for Disputes. Each Party to this Termination Agreement hereby (a) agrees that any proceeding in connection with or relating to this Termination Agreement or any matters contemplated hereby may be brought by either Party in a court of competent jurisdiction located within New York City, New York, whether a state or federal court; (b) agrees that in connection with any such proceeding, such Party shall consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 2.11 and to service of process upon it in accordance with the rules and statutes governing service of process; (c) agrees to waive to the full extent permitted by Law any objection that it may now or hereafter have to the venue of any such proceeding in any such court or that any such proceeding was brought in an inconvenient forum; (d) agrees to service of process in any such proceeding by mailing of copies thereof to such Party at its address set forth in Section 2.3; (e) agrees that any service made as provided herein shall be effective and binding service in every respect; and (f) agrees that nothing herein shall affect the rights of either Party to effect service of process in any other manner permitted by Law.

EXECUTION VERSION

2.12 Counterparts; Facsimile Signatures. This Termination Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument. This Termination Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature shall be deemed to have the same effect as if the original signature had been delivered to the other Part(ies). The original signature copy shall be delivered to the other Part(ies) by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Termination Agreement.

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EXECUTION VERSION

IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed and delivered as of the date first above written.

MEMC SINGAPORE PTE. LTD.		SUNTECH POWER HOLDINGS CO., LTD.

By:	/s/ Kenneth H. Hannah	By:	/s/ Dr. Zhengrong Shi
	Kenneth H. Hannah	Dr. Zhengrong Shi
	President and Chairman	Chief Executive Officer

SIGNATURE PAGE TO

TERMINATION AGREEMENT FOR SOLAR WAFER SUPPLY AGREEMENT